Exhibit 4

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COMMON STOCK               AFSALA BANCORP, INC.                           CUSIP
CERTIFICATE NO.

                         INCORPORATED UNDER THE

                      LAWS OF THE STATE OF DELAWARE             SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

      THIS CERTIFIES THAT:

      IS THE OWNER OF:

                FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                            $0.10 PAR VALUE PER SHARE OF

                                AFSALA Bancorp, Inc.

      The shares represented by this certificate are transferable only on the stock transfer books of the corporation by the holder of record hereof in person, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the corporation's official corporate papers filed with the Secretary of the State of Delaware (copies of which are on file with the Transfer Agent), to all of the provisions the holder by acceptance hereof, assents.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

              THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT
                        FEDERALLY INSURED OR GUARANTEED.

     In Witness Whereof, AFSALA Bancorp, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:

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PRESIDENT                                                             SECRETARY

                                        SEAL
                                  Incorporated 1996

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                             AFSALA BANCORP, INC.

      The shares represented by this certificate are subject to a limitation contained in the certificate of incorporation of the corporation (the "Certificate") to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock ( the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit and may have their voting rights reduced below the Limit. In addition, for five years from the initial sale of the corporation's common stock, no person or entity may offer to acquire or acquire over 10% of the then outstanding shares of any class of equity securities of the corporation.

      The Board of Directors of the corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations, and restrictions thereof. The corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

      The shares represented by this certificate may not be cumulatively voted in the election of directors of the corporation. The Certificate also includes a provision the effect of which is to prohibit the corporation from engaging in certain business combinations (as defined in the Certificate) with a person who is the beneficial owner of 10% or more of the corporation's outstanding voting stock, or with an affiliate or associate of the corporation at any time within the two year period immediately prior to the date in question was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock (a "Principal Stockholder"), during the five year period following the date such person became a Principal Stockholder. This restriction does not apply if certain approvals are obtained from the Board of Directors or shareholders. A business combination that is not prohibited by this provision of the Certificate must be recommended by the Board of Directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the Principal Stockholder, unless certain fair price provisions are met. The affirmative vote of holders of 80% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) is required to amend this and certain other provisions of the Certificate.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -    as tenants in common             UNIF GIFT MIN ACT _______________Custodian_______________
                                                                     (Cus)                   (Minor)

TEN ENT -    as tenants by the entireties               under Uniform Gifts to Minors Act

                                                        _______________________
JT TEN -    as joint tentant swith right of                     (State)
            survivorship and not as tenants
            in common

     Additional abbreviations may also be used though not in the above list.

    FOR VALUE RECEIVED __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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shares of the common stock represented by the within certificate and do hereby irrevocably constitute and appoint

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______________________________________________________________________  Attorney
to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated _____________________   X________________________________________________

                              X________________________________________________

      NOTICE: The signatures to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:           ____________________________________________
                                   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                   ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-
                                   BROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND
                                   CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
                                   SIGNATURE GUARANTEE MEDALLION PROGRAM)
                                   PURSUANT TO S.E.C. RULE 17Ad-15.






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Countersigned and Registered:

American Stock Transfer & Trust Company Transfer Agent and Registrar



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                                     Authorized Signature